UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013

CARBONITE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Huntington Avenue, Boston, Massachusetts 02115

(Address of principal executive offices, including ZIP code)

(617) 587-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Carbonite, Inc. (the “Company”) held on June 3, 2013 (the “2013 Annual Meeting”), there were 19,947,687 shares of the Company’s common stock represented in person or by proxy, constituting 76.82% of the shares of the Company’s common stock issued and outstanding and entitled to vote at the 2013 Annual Meeting, and the Company’s stockholders voted upon the following proposals:

(1)	The following nominees were elected to the Company’s board of directors as Class II directors for terms expiring at the 2016 annual meeting of stockholders.

	For	Withheld	Broker Non-Votes
Charles Kane	13,589,749	3,483,096	2,874,842
William G. Nelson	13,171,684	3,901,161	2,874,842

Following the annual meeting, David Friend, Jeffry Flowers and Todd Krasnow, having terms expiring in 2014, and Pravin Vazirani, having a term expiring in 2015, continue as directors of the Company.

(2)	The selection of Ernst & Young LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2013 was ratified.

Votes For	Votes Against	Votes Abstained
19,911,698	30,821	5,168

(3)	The Company’s stockholders approved, in a non-binding, advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,712,287	4,317,358	43,200	2,874,842

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on June 4, 2013.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	Vice President and General Counsel